Exhibit 16.2

January 11, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

I have read InferX Corporation’s statements included under Item 4.01 of its Form 8-K filed on January 11, 2008, and I agree with such statements concerning my firm.

Sincerely,

/s/ Michael Pollack CPA, LLC
MICHAEL POLLACK CPA, LLC